SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934


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                   Chiquita Brands International, Inc.
                   ___________________________________

______________________________________________________________________
         (Name of Registrant as Specified in its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                   CHIQUITA BRANDS INTERNATIONAL, INC.

                           CHIQUITA CENTER
                        250 EAST FIFTH STREET
                       CINCINNATI, OHIO 45202
                  ____________________________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  TO BE HELD WEDNESDAY, MAY 10, 2000
                  _____________________________________

Dear Shareholder:

     It is my pleasure to invite you to attend the 2000 Annual Meeting of Shareholders of Chiquita Brands International, Inc. The meeting will be held in the Continental Room of the Omni Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio at 10:00 a.m. on Wednesday, May 10, 2000. At the meeting, you will be asked to:

(1)  Elect seven directors; and

(2) Consider any other matters that may properly be brought before the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, please follow the instructions on the enclosed proxy card for telephone voting or complete, sign, date and return the postcard portion of the enclosed proxy card promptly.

     We look forward to seeing you at the meeting.

                                          Sincerely,


                                          /s/ Carl H. Lindner
                                          Carl H. Lindner
                                          Chairman of the Board and
                                            Chief Executive Officer
Cincinnati, Ohio
March 30, 2000

TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR TELEPHONE VOTING OR VOTE, SIGN, DATE AND RETURN THE POSTCARD PORTION OF THE ENCLOSED PROXY CARD PROMPTLY. PROXIES MAY BE REVOKED ANY TIME PRIOR TO THE MEETING BY GIVING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                 ______________________________________

                            PROXY STATEMENT

                   CHIQUITA BRANDS INTERNATIONAL, INC.
                     ANNUAL MEETING OF SHAREHOLDERS
                              MAY 10, 2000
                 ______________________________________


          INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

     We are sending you this proxy statement and the enclosed proxy card because Chiquita's Board of Directors is soliciting your proxy to vote your shares at the 2000 Annual Meeting. At the meeting, shareholders will be asked to elect seven directors and consider any other matters that may properly come before the meeting. You are invited to attend the meeting and vote your shares directly. However, you do not need to attend the meeting to vote. Instead, you may vote by proxy as described on the next page.

     We began mailing these proxy materials on or about March 30, 2000 to shareholders of record at the close of business on March 15, 2000 (the "Record Date").

WHO CAN VOTE

     Only holders of record of Chiquita's voting securities at the close of business on the Record Date are entitled to vote at the meeting. Chiquita has two classes of voting securities which will vote together as a single class on all matters submitted to a vote at the Annual Meeting. The two classes are the Common Stock, $.01 par value ("Common Stock"), and the $2.50 Convertible Preference Stock, Series C, without par value ("Series C Preference Stock"). On the Record Date, there were 66,431,497 shares of Common Stock and 84,371 shares of Series C Preference Stock outstanding and entitled to vote. Each share of Common Stock or Series C Preference Stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the meeting.

                          TABLE OF CONTENTS

     Information About the Meeting, Voting and Attendance.........1
     Information About Chiquita's Principal Shareholders..........4
     Security Ownership of Directors and Executive Officers.......5
     Election of Directors........................................6
     Information About the Board of Directors.....................8
     Compensation of Executive Officers..........................10
     Report of Compensation Committee on Executive Compensation..14
     Common Stock Performance Graphs.............................18
     Other Information...........................................19

     If your shares were held in the name of your broker, bank or other nominee on the Record Date, the nominee should be contacting you to seek instructions on how to vote. If you do not instruct your nominee before the Annual Meeting how you wish to vote, under New York Stock Exchange rules, the nominee has discretionary authority to vote the shares it holds on certain matters, such as uncontested elections for directors. If a nominee does not have discretionary voting authority on a matter, and does not receive voting instructions from the owner of the shares, it cannot vote on that matter. At a meeting when the nominee has discretionary voting authority on some matters but not on others, the matters on which it does not vote because it has not received instructions are called broker non-votes.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the shares entitled to vote at the meeting (33,257,935 shares) are present in person or by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as shares present at the meeting for purposes of establishing a quorum.

HOW TO VOTE YOUR SHARES

     If you are a shareholder of record, you can vote on matters presented at the Annual Meeting in any of three ways:

     * By Proxy Card -- You can vote by completing, signing, dating and returning the postcard portion of the enclosed proxy card. If you do this, the persons named on the card (your "proxies") will vote your shares in the manner you indicate.

     * By Telephone - You can also give telephone instructions to your proxies. The proxy card describes how to do this.

     * In Person -- You may come to the Annual Meeting and cast your vote there.

If you vote by proxy, the proxies will vote as described below:

     * Election of Directors -- The votes will be cast as you direct on your proxy card or telephone vote for all, some or none of the nominees for director. If you sign the proxy card but do not indicate specific choices, your shares will be voted "FOR" the election of all seven nominees for director.

     * Other Business -- If any other matter is properly presented at the Annual Meeting for consideration, the named proxies will vote in accordance with their best judgment. This could include, for example, matters raised by shareholders at the meeting or matters relating to the conduct of the meeting. When this proxy statement was printed, we were not aware of any matter which needs to be acted on at the meeting other than the election of directors.

HOW TO CHANGE OR REVOKE YOUR PROXY VOTE

     If you send in a proxy card or give telephone voting instructions and later want to change or revoke your vote, you may do so any time before the polls are closed and the votes are tabulated at the meeting. You may do so in any of the following ways:

     (1) send in another proxy card with a later date or give new telephone voting instructions;
     (2) notify Chiquita's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or
     (3)  vote in person at the Annual Meeting.

HOW TO VOTE SHARES IN THE CHIQUITA DIVIDEND REINVESTMENT PLAN

     If you participate in the Chiquita Dividend Reinvestment Plan (the "DRIP"), you will vote your shares in the DRIP in the same manner you vote the shares registered in your name individually. If you do not sign and return the postcard portion of your proxy card or give telephone voting instructions, neither your DRIP shares nor your directly-owned shares will be voted.

HOW TO VOTE SHARES HELD IN CHIQUITA'S EMPLOYEE BENEFIT PLANS

     If you hold Chiquita Common Stock in one of the company's employee benefit plans, you cannot vote your shares directly. The Trustee for each plan must vote the shares held in the plan and will send you a voting instruction card, which will indicate the number of shares of Chiquita Common Stock credited to your account in the plan on the Record Date. If you sign and return the card, the Trustee will vote the shares as you direct. If you do not sign and return the card, the terms of the plans require the Trustees to vote as described below:

     * Shares in the Chiquita 401(k) Savings and Investment Plan for which no instructions are received will be voted in the same proportion as the shares in the Plan for which voting instructions are received.

     * Shares in the Chiquita Associate Stock Purchase Plan for which no instructions are received will not be voted.

     * Shares in the Chiquita Processed Foods 401(k) Retirement Savings Plan for which no instructions are received will not be voted.

METHOD AND COST OF SOLICITING PROXIES

     We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to principals and obtain authority to execute proxies on their behalf and we will reimburse them for doing so. We have also retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist us in the distribution and solicitation of proxies. We have agreed to pay them a fee of $5,000 plus out-of-pocket expenses. Proxies may also be solicited by Chiquita's management, without additional compensation, through the mail, in person, or by telephone or by electronic means.

ADMISSION TO THE MEETING

     Admission to the meeting will be limited to Chiquita shareholders or their authorized representatives by proxy. If your shares are registered in your name, we will verify your ownership at the meeting in our list of shareholders as of the Record Date. If your shares are held through a broker or a bank, you must bring proof of your ownership of the shares. For example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the Record Date will suffice. You may also send proof of ownership to the Corporate Secretary, Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202 prior to the meeting and we will send you an admittance card.

INFORMATION ABOUT CHIQUITA'S PRINCIPAL SHAREHOLDERS

     The following table lists all the persons who were known to be beneficial owners of five percent or more of Chiquita's outstanding voting securities as of the Record Date.


                                                                            PERCENT
NAME AND ADDRESS OF               CLASS OF        AMOUNT AND NATURE OF      OF CLASS
BENEFICIAL OWNER(1)                SHARES         BENEFICIAL OWNERSHIP   ON RECORD DATE
____________________________    ____________      ____________________   ______________

Carl H. Lindner,                Common Stock         26,140,419(2)          39.3%
Carl H. Lindner III,
S. Craig Lindner,
Keith E. Lindner and
American Financial Group, Inc.
and its Subsidiaries ("AFG")
One East Fourth Street
Cincinnati, Ohio  45202

Consolidated Fruit Corporation   Common Stock         4,339,900(3)            6.5%
  (BVI) Ltd. ("CFC")
Avenida Federico Boyd No. 431
Panama City, Panama

Dimensional Fund Advisors, Inc.  Common Stock         4,047,114(4)            6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, shares are "beneficially owned" if you: (a) hold them directly or indirectly (through a broker or other relationship, through a position as a director or trustee, or by contract or understanding), or (b) have or share the power to vote the shares or sell them, or
     (c) have the right to acquire the shares within 60 days.

(2) Of this amount, as of the Record Date, 23,996,295 shares are owned by AFG; 2,127,426 shares are owned by Carl H. Lindner individually or in a trust for the benefit of his family (including 16,200 shares which Mr. Lindner has the right to acquire pursuant to vested stock options); and 16,698 shares are owned individually by Keith E. Lindner. Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively, the "Lindner Family") are considered to be the beneficial owners of the Chiquita shares owned by AFG. The Lindner Family beneficially owns approximately 49% of AFG's common stock and shares with AFG the power to vote and dispose of the Chiquita Common Stock owned by AFG. AFG and the Lindner Family may be deemed to be controlling persons of Chiquita.

(3) In a Schedule 13D filed with the SEC on December 27, 1999, CFC reported the following: As of December 15, 1999, CFC beneficially owned 4,339,900 shares (6.6%) of Chiquita Common Stock with full voting and investment power. The total number of shares owned by CFC does not include 67,700 shares owned by the Lewis Navarro family as to which CFC disclaims beneficial ownership. Samuel Lewis Navarro is the President and a director of CFC.

(4) In a Schedule 13G filed with the SEC on February 3, 2000, Dimensional Fund Advisors, Inc. reported that as of December 31, 1999, it beneficially owned 4,047,114 shares (6.1%) of Chiquita Common Stock with full voting and investment power.

          SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Chiquita stock beneficially owned on the Record Date by each current director, by each executive officer named in the Summary Compensation Table on page 10 and by all current directors and executive officers as a group.

                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                          ______________________________________________________
                                                    $2.875 NON-VOTING CUMULATIVE
                                COMMON STOCK          PREFERRED STOCK, SERIES A
                          ________________________  ____________________________
                                          PERCENT                    PERCENT
NAME OF BENEFICIAL OWNER   SHARES(1)(2)   OF CLASS     SHARES        OF CLASS
________________________  ______________  ________  ____________  ______________
Anthony D. Battaglia           90,785(3)     *
Robert F. Kistinger           414,898        *
Carl H. Lindner            26,123,721(4)   39.3%
Keith E. Lindner           24,012,993(4)   36.1%
Robert W. Olson                74,118        *
Fred J. Runk                  149,286        *
Jean Head Sisco                52,305        *
William W. Verity              26,200        *
Oliver W. Waddell              32,500        *
Steven G. Warshaw             405,945        *           100             *
All current directors
  and executive officers
  as a group (12 persons)  27,622,172      40.8%         100             *

*Less than 1% of outstanding shares.

(1) Unless otherwise noted, each person has full voting and investment power over the shares listed.

(2) Includes shares that may be acquired through the exercise of stock options within 60 days of the Record Date in the following amounts:
     Anthony D. Battaglia, 58,871 shares; Robert F. Kistinger, 386,350 shares; Carl H. Lindner, 16,200 shares; Robert W. Olson, 60,750 shares; Fred J. Runk, 25,200 shares; Jean Head Sisco, 37,305 shares; William W. Verity, 25,200 shares; Oliver W. Waddell, 22,500 shares; Steven G. Warshaw, 389,100 shares; and all current directors and executive officers as a group, 1,243,564 shares.

(3)  Includes 5,000 shares owned by Mr. Battaglia's spouse.

(4) Includes 23,996,295 shares of Chiquita Common Stock held by AFG and its subsidiaries, as more fully described under "Information About Chiquita's Principal Shareholders." On the Record Date, Carl H. Lindner beneficially owned 2,980,484 shares (5.2%) of AFG's outstanding common stock (which includes 304,700 shares that may be acquired through the exercise of market options); and Keith E. Lindner beneficially owned 6,028,526 shares (10.5%) of AFG's outstanding common stock (which includes 449,454 shares that may be acquired through the exercise of employee stock options but excludes 1,426,458 shares which are held in various trusts for the benefit of the minor children of his brothers, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest).

     In addition to the AFG common stock owned by Carl H. Lindner and Keith E. Lindner (as described in footnote 4 above), Chiquita's directors and executive officers owned as of the Record Date, or had the right to acquire within 60 days after the Record Date through the exercise of stock options, shares of AFG common stock as follows: Robert W.
Olson, 78,397 shares; Fred J. Runk, 312,061 shares; and Steven G.
Warshaw, 612 shares (the ownership of each of these persons represents less than 1% of the outstanding common stock of AFG). All current directors and executive officers of Chiquita as a group owned or had the right to acquire 9,400,080 shares of AFG common stock, which represents 16.3% of AFG's total outstanding shares. Additionally, at the same date, Fred J. Runk owned 5,913 shares of Series J Preferred Stock of American Financial Corporation ("AFC"), a subsidiary of AFG, which represents less than 1% of the outstanding shares of AFC's Series J Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Chiquita's executive officers and directors and persons who own more than 10% of any class of its equity securities to file forms with the SEC and the New York Stock Exchange to report their ownership and any changes in their ownership of Chiquita securities. These persons must also provide Chiquita with copies of these reports when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, Chiquita believes that all Section 16(a) filing requirements were complied with during and for 1999, except that Oliver W. Waddell, a director, was late in filing a Form 4 reporting the acquisition of 6,000 shares of Common Stock.

ELECTION OF DIRECTORS

     The Board of Directors has nominated all of Chiquita's seven current directors for re-election at the Annual Meeting. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected. We are not aware of any reason why any nominee would be unable to serve as a director if elected. However, if any nominee should become unable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting. No shareholder may vote for more than seven nominees.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

     The seven nominees for re-election as directors are as follows:

Name, Age, and      Committee
Tenure as Director  Memberships  Current Occupation and Employment Background
__________________  ___________  ____________________________________________

CARL H. LINDNER     Executive    Mr. Carl Lindner has been Chairman of the
Age 80              (Chairman)   Board and Chief Executive Officer of
Director since 1976              Chiquita since 1984.  He is also Chairman
                                 of the Board and Chief Executive Officer of AFG which, through its subsidiaries, is engaged primarily in property and casualty insurance businesses and in the sale of annuities and life insurance. For more than 40 years, Mr. Lindner has been Chairman of the Board and Chief Executive Officer of
                                 AFC, which became an AFG subsidiary in
                                 1995. Mr. Lindner also serves as Chairman of the Board of American Annuity Group,
                                 Inc., which is over 80% owned by AFG.

KEITH E. LINDNER    Executive    Mr. Keith Lindner has been Chiquita's Vice
Age 40                           Chairman of the Board since 1997 and was
Director since 1984              President and Chief Operating Officer from
                                 1989 to 1997. He has served Chiquita in various executive capacities since 1984. He is also Co-President and a director of AFG and AFC.

FRED J. RUNK                     Mr. Runk has been Senior Vice President and
Age 57                           Treasurer of AFG and AFC since 1995.  For
Director since 1984              more than five years prior to that time, he
                                 served as Vice President and Treasurer of AFC. He was a Vice President of Chiquita from 1984 to 1996 and was its Chief Financial
                                 Officer from 1984 to 1994.

JEAN HEAD SISCO     Audit        Ms. Sisco has been a Partner in Sisco
Age 74              (Chairman)   Associates, management consultants, for more
Director since 1976 and          than five years.  She is also a director of
                    Compensation American Funds Tax Exempt Series I; K-Tron
                                 International; The Neiman Marcus Group, Inc.;
                                 and Textron Inc.

WILLIAM W. VERITY   Audit and    Mr. Verity has been Chairman of ENCOR
Age 41              Compensation Holdings, Inc., a developer and manufacturer
Director since 1994              of plastic molded components, for more than
                                 five years.  He is also Chairman of Leavor
                                 Corp., a private investment company which owns a majority of ENCOR's stock.

OLIVER W. WADDELL   Audit and    Mr. Waddell retired in 1993 as Chairman,
Age 69              Compensation President and Chief Executive Officer of Star
Director since 1994              Banc Corporation, now know as Firstar
                                 Corporation.  He is a director of Cinergy
                                 Corp.

STEVEN G. WARSHAW   Executive    Mr. Warshaw has been Chiquita's President and
Age 46                           Chief Operating Officer since 1997.  He
Director since 1997              served as Chief Financial Officer from 1994
                                 to March 1998 and as Executive Vice President and Chief Administrative Officer from 1990 to
                                 1997. He has served Chiquita in various capacities since 1986.

     Carl H. Lindner is Keith E. Lindner's father.

VOTE REQUIRED TO ELECT DIRECTORS

     The seven nominees who receive the highest number of votes cast will be elected as directors. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee or in your telephone instructions, your vote will not count either "for" or "against" the nominee; however, your vote will be counted for purposes of determining a quorum. A broker non-vote will have no effect on the outcome since only votes actually cast may be counted in the election of directors. There is no provision for cumulative voting in the election of directors.

     WE HAVE BEEN INFORMED THAT AFG INTENDS TO VOTE ITS SHARES "FOR" ALL OF THE BOARD'S NOMINEES FOR DIRECTOR.

INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD AND ATTENDANCE AT MEETINGS

     During 1999, Chiquita's Board of Directors held four meetings and took action by unanimous written consent one time. Each director attended all of the meetings of the Board and of each committee on which he or she served.

COMMITTEES OF THE BOARD

     Chiquita's Board of Directors has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Board has no Nominating Committee.

     Executive Committee. Under New Jersey law and Chiquita's By-laws, the Executive Committee is permitted to perform all of the functions of the Board of Directors except for the following: changing the By-laws; changing directors; removing officers; submitting matters to shareholders for their approval; or changing resolutions adopted by the Board which by their terms may be amended only by the Board. During 1999, the Executive Committee held no meetings but took action by unanimous written consent six times.

     Audit Committee. The Audit Committee is comprised solely of directors independent of management of Chiquita and free from relationships that would interfere with their exercise of independent judgment as members of this committee. The functions of the Audit Committee include:

     * reviewing Chiquita's financial and accounting policies and its annual and quarterly financial statements;
     * meeting with Chiquita's internal audit staff and independent auditors to review the scope of the annual audit;
     * reviewing the progress and results of the annual audit and considering any recommendations made as a result of the audit and management's response to such recommendations; and
     * recommending to the Board of Directors the selection of Chiquita's independent auditors.

During 1999, the Audit Committee held four meetings with members of Chiquita's management and internal audit staff and met with the company's independent auditors at each of those meetings.

     Compensation Committee. The Compensation Committee is comprised solely of directors independent of management of Chiquita and free from relationships that would interfere with their exercise of independent judgment as members of this committee. The functions of the Compensation Committee include:

     * evaluating the performance and reviewing and approving all compensation of Chiquita's executive officers;
     * establishing general compensation policies and standards for evaluation of all other senior management;
     * evaluating and monitoring long-range planning for executive development and succession; and
     *  administering Chiquita's stock option and incentive plans.

During 1999, the Compensation Committee held four meetings and took action by unanimous written consent three times.

COMPENSATION OF DIRECTORS

     Board and Committee Fees. Each director who is not an employee of Chiquita receives an annual fee of $40,000 plus $1,500 for each Board meeting attended. Carl H. Lindner does not receive Board fees, but does receive $15,000 per year as Chairman of the Executive Committee. Jean Head Sisco receives $15,000 per year as Chairman of the Audit Committee and $7,500 per year as a member of the Compensation Committee.
William W. Verity and Oliver W. Waddell each receive $15,000 per year ($7,500 per committee) as members of both the Audit and Compensation Committees.

     Deferred Compensation Plan. Directors may defer from 10% to 100% of their Board compensation pursuant to Chiquita's Deferred Compensation Plan for Directors. Amounts may be deferred under this plan for a term of 5 years, 10 years or until death, disability or retirement. Deferred amounts earn interest at rates established at the time of deferral, which vary depending upon the deferral term. The annual rate of interest earned on deferrals in 1999 was 10% for 5-year deferrals and 12% for 10-year deferrals and deferrals until death, disability or retirement.

     Stock Option Awards. Under Chiquita's 1998 Stock Option and Incentive Plan, each non-employee director receives a non-qualified stock option grant for 10,000 shares of Chiquita Common Stock on the date he or she is first elected a director and receives an additional stock option grant for 10,000 shares each year thereafter so long as he or she continues to serve on the Board. All options awarded to non-employee directors have an exercise price per share equal to the market price of the Common Stock on the date of grant. The options have a 20-year term and vest over a 10-year period, with 9% of the shares exercisable on the date of grant and an additional 9% exercisable on each anniversary of the grant date, until the tenth anniversary when the remaining 10% become exercisable.

                   COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY INFORMATION

     The table below summarizes the annual and long-term compensation of Chiquita's Chairman of the Board and Chief Executive Officer, the Vice Chairman of the Board and the four most highly paid other executive officers during 1999 (collectively referred to as the "Named Executive Officers"). The Compensation Committee's Report on Executive Compensation begins on page 14 of this proxy statement.

                                      SUMMARY COMPENSATION TABLE
                                      __________________________

                                         ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                _____________________________________  ______________________
                                                                                   SECURITIES
                                                                       RESTRICTED  UNDERLYING
                                                         OTHER ANNUAL    STOCK       STOCK      ALL OTHER
 NAME AND PRINCIPAL                             BONUS    COMPENSATION    AWARDS     OPTIONS    COMPENSATION
  POSITION IN 1999        YEAR  SALARY($)(1)  ($)(1)(2)    ($)(3)        ($)(4)      (#)(2)      ($)(5)
______________________    ____  ____________  _________  ____________  __________  __________  ____________

Carl H. Lindner           1999    65,000(6)      -0-         -0-           -0-        -0-           3,012
 Chairman of the Board    1998   115,000(6)      -0-         -0-           -0-        -0-           3,012
 and Chief Executive      1997   215,000(6)      -0-         -0-           -0-        -0-           3,012
 Officer

Keith E. Lindner          1999    50,000         -0-         -0-           -0-        -0-          11,892
 Vice Chairman of the     1998   100,000         -0-         -0-           -0-        -0-          16,036
 Board                    1997   380,769         -0-         -0-           -0-        -0-          21,881

Steven G. Warshaw         1999   600,000         -0-         -0-           -0-      200,000        92,024
 President and Chief      1998   600,000       725,000       -0-           -0-       80,000        58,574
 Operating Officer        1997   600,000       550,000       -0-           -0-      280,000        42,383

Robert F. Kistinger (7)   1999   450,000         -0-         -0-           -0-       50,000       102,506
 President and Chief      1998   450,000       425,000       -0-           -0-       50,000        83,521
 Operating Officer,       1997   414,808       350,000       -0-         50,000(4)  130,000        77,884
 Chiquita Banana
 Group

Anthony D. Battaglia (8)  1999   347,356       250,000        103          -0-         -0-         64,032
 President, Diversified   1998   300,000       275,000      1,379          -0-       40,000        32,315
 Foods Group

Robert W. Olson           1999   275,000       150,000        914          -0-       50,000        47,404
 Senior Vice President,   1998   250,000       260,000      2,806          -0-       30,000        39,995
 General Counsel and      1997   250,000       200,000       -0-         100,000(4)  30,000        32,406
 Secretary

(1)  Includes amounts deferred under Chiquita's Deferred Compensation
     Plan.

(2) Bonuses and stock option grants reported for 1999 were awarded in early 2000 based on 1999 performance.

(3) Amount of gross-ups to reimburse the Named Executive Officer for taxes resulting from payments by Chiquita of certain expenses.

(4) The value of restricted stock grants awarded in 1997 was determined as of the date of grant. Each award was contingent upon the recipient remaining employed by Chiquita through February 28, 2000. The recipient was not entitled to vote the shares nor receive dividends on them prior to vesting. As of December 31, 1999, the total number of shares and the market value of the aggregate restricted stock holdings of the Named Executive Officers were as follows: Robert F. Kistinger, 3,875 shares valued at $19,133; Anthony D. Battaglia, 11,623 shares valued at $57,389; and
     Robert W. Olson, 7,749 shares valued at $38,261. Market value was calculated based on a price of $4.9375 per share, which is the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on
     December 31, 1999.

(5) Amounts disclosed for 1999 consist of the following contributions and payments by Chiquita:

                                    Contributions
                                    to Chiquita      Above Market
                     Contributions    Deferred      Interest Earned   Term Life
                      to Chiquita   Compensation     On Deferred      Insurance
                      401(k) Plan      Plan(a)      Compensation(b)   Premiums
                     _____________  ______________  _______________   _________
Carl H. Lindner         $  --          $  --            $  --           $3,012
Keith E. Lindner          5,700           --              5,712            480
Steven G. Warshaw        16,015         18,000           57,679            330
Robert F. Kistinger      15,139         26,100           60,937            330
Anthony D. Battaglia     19,447         16,862           27,099            624
Robert W. Olson          14,400          7,844           20,867          4,293

  (a) Due to IRS limitations on the amount which can be deferred under the Chiquita 401(k) Savings and Investment Plan.

  (b) Assumes the highest rate payable under Chiquita's Deferred Compensation Plan, which has a graduated interest rate based on the length of deferral. These amounts were not paid or payable in 1999.

(6)  Includes $15,000 received as Chairman of the Executive Committee.

(7) Mr. Kistinger was named President and Chief Operating Officer, Chiquita Fresh Group in March 2000.

(8) In March 2000, Anthony D. Battaglia announced his intention to leave Chiquita but has agreed to delay his departure in order to work on certain strategic initiatives for the company, including e-commerce opportunities. Mr. Battaglia's annual salary was increased to $362,500 during 1999. Mr. Battaglia became an executive officer of Chiquita in 1998; therefore, information for 1997 is not presented.

STOCK OPTION GRANTS

     The following table contains information concerning grants of stock options to the Named Executive Officers based on their performance in 1999.


                                 OPTION GRANTS FOR 1999
________________________________________________________________________________________

                                         INDIVIDUAL GRANTS(1)
                     _______________________________________________________
                       NUMBER OF       % OF TOTAL
                       SECURITIES       OPTIONS                               GRANT DATE
                       UNDERLYING      GRANTED TO    EXERCISE OR               PRESENT
                     OPTIONS GRANTED  EMPLOYEES FOR  BASE PRICE   EXPIRATION    VALUE
      NAME                 (#)            1999        ($/Sh)(2)     DATE(3)     ($)(4)
___________________  _______________  _____________  ___________  __________  __________

Carl H. Lindner            -0-             -              -            -           -
Keith E. Lindner           -0-             -              -            -           -
Steven G. Warshaw        200,000          5.7%         $4.5625       2/2/20     $252,000
Robert F. Kistinger       50,000          1.4%          4.5625       2/2/20       63,000
Anthony D. Battaglia       -0-             -              -            -           -
Robert W. Olson           50,000          1.4%          4.5625       2/2/20       63,000

(1) Each option is exercisable (vested) for 9% of the covered shares on the grant date and, provided the optionee continues to be employed by Chiquita or one of its subsidiaries, becomes exercisable for an additional 9% on each anniversary of the grant date until the tenth anniversary, when the remaining 10% becomes exercisable. Alternatively, provided the optionee continues to be employed, each option will become exercisable, to the extent not previously vested under the 10-year schedule, for 25% of the shares subject to the grant if and when the market price of the Common Stock has equaled or exceeded $7.50 per share for any 45 trading days subsequent to grant; for an additional 25% of the option shares if the Common Stock price equals or exceeds $10.00 per share; and for an additional 25% of the option shares if the Common Stock price equals or exceeds $12.50 per share. In the event of death, disability or retirement, all options become fully exercisable by the optionee or the optionee's legal representative for one year following the event or until the stated expiration date of the option, whichever occurs first. Options also become fully exercisable in the event of a "change of control" of Chiquita, as defined in its stock option plans.

(2) Represents the market price of a share of Chiquita Common Stock on the date of grant (calculated as the average of the high and low sales prices on the New York Stock Exchange).

(3)  Subject to earlier expiration in the event of a termination of employment.

(4) The grant date present value was calculated using the Black-Scholes option pricing model. The assumptions used in the model included: (a) an expected Chiquita stock price volatility of 37%; (b) a risk-free interest rate of 6.7%; (c) a dividend yield of 1.5%; and (d) an expected option life of 8 years. In addition, the Black-Scholes model output was modified by a discount to reflect the risk of forfeiture (8% per year probability) due to restrictions on exercise of the option in accordance with the 10-year vesting provisions. Whether the assumptions used will prove accurate cannot be known at the date of grant. The actual value, if any, will depend on the market price of the Common Stock on the date of exercise.

OPTION EXERCISES, HOLDINGS AND YEAR-END VALUES

     The following table provides information about stock option exercises during 1999 and reports the year-end value of stock options held by the Named Executive Officers.

             AGGREGATE OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES(1)

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                              OPTIONS AT DECEMBER 31,     IN-THE-MONEY OPTIONS AT
                         SHARES     VALUE             1999(#)(1)         DECEMBER 31, 1999($)(1)(2)
                      ACQUIRED ON  REALIZED  __________________________  __________________________
      NAME            EXERCISE (#)   ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
____________________  ___________  ________  ___________  _____________  ___________  _____________
Carl H. Lindner           -0-         -0-       16,200          3,800        -0-            -0-
Keith E. Lindner          -0-         -0-        -0-            -0-          -0-            -0-
Steven G. Warshaw         -0-         -0-      317,550        482,450        -0-            -0-
Robert F. Kistinger       -0-         -0-      355,750        247,250        -0-            -0-
Anthony D. Battaglia      -0-         -0-       47,495        106,915        -0-            -0-
Robert W. Olson           -0-         -0-       48,600        111,400        -0-            -0-

(1) Does not include options granted in February 2000 which were based on performance in 1999. See "Stock Option Grants" on the prior page.

(2) Value is calculated as the excess of the market price of the Common Stock over the exercise price of the unexercised options. At December 31, 1999, the market value of Chiquita Common Stock
     ($4.9375 per share) was below the exercise prices of all then outstanding options.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the
"Committee") is composed of Jean Head Sisco, William W. Verity and Oliver W. Waddell, who are independent outside directors. The Committee is responsible for reviewing the performance and establishing the individual compensation of the Company's executive officers ("Executive Officers"), including those named in the Summary Compensation Table. The Committee also establishes general compensation policies and standards for reviewing management performance. In carrying out this function, the Committee ensures that the Company's compensation philosophy is appropriate to its business and is implemented effectively through its various policies and programs.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is to motivate and reward the achievement of long-term growth in shareholder value. To achieve this objective, the Company has adopted a program called the Total Compensation System which is designed to: (i) base cash and non-cash rewards on both individual and Company performance; (ii) encourage stock ownership in order to align the interests of management with those of shareholders;
and (iii) emphasize the importance of management's commitment to the long-term success of the Company.

     The program has three basic elements of compensation -- base salary, bonus awards and stock options -- which are designed to attract, motivate and retain dedicated, talented people who are capable of achieving the Company's long-term objectives. These three elements of total compensation are reviewed annually in connection with the appraisal of each manager's performance against pre-established goals and objectives as well as the Company's performance during the year. The program is used to establish the total compensation of managers at many levels of the Company, including each of the Executive Officers, except for the Chief Executive Officer ("CEO") and the Vice Chairman of the Board, whose compensation is discussed below.

COMPENSATION OF EXECUTIVE OFFICERS OTHER THAN THE CEO AND THE VICE CHAIRMAN

     The primary factors considered by the Committee in establishing the total annual cash compensation (salary plus bonus award) of each Executive Officer except for the CEO and the Vice Chairman are: (i) the responsibilities of the position; (ii) the executive's potential impact on the annual financial and longer-term strategic results of the Company; (iii) the long-term contributions of the executive; and (iv) the performance against pre-established annual objectives which emphasize business unit and/or total Company financial results.

     Base Salary. Base salaries are established according to each executive's position, responsibilities and long-term contribution. Base salaries are not necessarily adjusted annually but are adjusted only when the Committee, after soliciting the opinions of senior management, judges that an Executive Officer's responsibilities and/or long-term contribution have changed sufficiently to warrant a change in base salary.

     Bonus Awards. The Executive Officers' bonus awards are determined in accordance with the Company's Total Compensation Review Plan (the "TCR"), an annual cash bonus incentive plan which covers most management positions. Under the TCR, each management position has an annual target bonus which is expressed as a percentage of base salary and is principally determined according to the position's potential impact on Company results. Base salary and target bonus are coordinated so that the combined amount provides a total annual cash compensation level which, in the Committee's judgment, is appropriate for the position and the individual Executive Officer.

     Bonus awards are determined by measuring the Executive Officer's performance against annual objectives in the following three categories:
(i) Team Profit Achievement Objectives, which include return on investment or similar objectives for the relevant business unit(s); (ii) Individual Profit Achievement Objectives, which include cost, revenue, volume, and quality-related objectives appropriate to the individual; and (iii) Management Achievement, Strategy and Organization Development Objectives, which include development and implementation of business strategies and organizational effectiveness programs.

     Accomplishment of each objective is rated quantitatively and a weighted average overall performance rating is calculated. The overall performance rating indicates a range of percentages of target bonus for use in determining the actual bonus. For 1999, the actual bonus was approved by the Committee after consultation with and review of the recommendations of the President and Chief Operating Officer. Actual bonus awards may range from 0% of the target bonus (for overall performance which does not meet annual objectives) to 200% of target (for overall performance which far exceeds objectives). The TCR provides for payout of approximately
100% of target bonus if the overall annual performance objectives are met.

     Stock Options. Stock options are used to reward past performance and motivate future performance, especially long-term performance. Most stock options vest over a 10-year period with 9% exercisable immediately upon the grant date and an additional 9% exercisable on each anniversary of the grant until the tenth anniversary, when the final 10% becomes exercisable. The Company's standard options have a 20-year exercise period and are priced at the fair market value of the underlying Common Stock on the date of the grant. The unusually long vesting and exercise periods and market pricing are specifically intended to motivate management decisions which will be in the shareholders' best long-term interests and will assist in the retention of executive talent. The provision in option grants for 1999 of accelerated vesting if the market price of the Company's Common Stock achieves specified targets, as described under "Compensation of Executive Officers-Stock Option Grants," is also designed to promote these objectives.

     Targets for stock option awards are based on the capital value of the grant (the number of option shares multiplied by the exercise price of the option) and are established as a percentage of the targeted total annual cash compensation (annual salary plus target bonus). Relating stock option award targets to the capital investment required to purchase an equivalent number of shares of stock is consistent with the Company's philosophy that management should be rewarded when it is successful in increasing the value of the Company's securities. Stock option award targets increase as the responsibility, base salary and target bonus of a position increase. The Company believes that market comparisons are not meaningful for the Company's stock option award targets because of the unusually long vesting and exercise periods of the Company's options.

     Actual stock option awards may be larger or smaller than award targets depending on a number of factors which are considered by the Committee, including: the Executive Officer's performance against annual objectives (described above under Bonus Awards); changes in responsibility; future potential; considerations relating to management succession; and the number of stock options awarded to the Executive Officer in prior years.

     Restricted Stock.  From time to time, the Company has augmented stock
option grants with awards of restricted stock to executives.   Restricted
stock grants are designed to enhance incentives directly linked to shareholder value.

COMPENSATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER FOR 1999

     At the request of Carl H. Lindner, the Compensation Committee reduced his base salary during 1999 to $50,000 and did not award him a bonus or a stock option for 1999. In establishing Mr. Lindner's compensation for 1999, as in years past, the Committee considered the fact that Mr. Lindner had significant responsibilities as an executive officer of American Financial Group, Inc. ("AFG") and its subsidiaries and affiliates. Although Mr. Lindner devoted time to matters more directly related to other enterprises, the Committee believes that Mr. Lindner has fully and effectively discharged the responsibilities of his position with the Company to the Company's substantial benefit. As indicated elsewhere in this Proxy Statement, Mr. Lindner has a substantial shareholder interest in the Company both personally and through his ownership position in AFG.

     The Committee believes Mr. Lindner's strong leadership, guidance and direction to the Company since he became Chairman and Chief Executive Officer in 1984 have contributed significantly to the Company's business and to the maintenance of shareholder value in the face of major industry challenges.
As demonstrated by the 15-year graph on page 19, cumulative total shareholder return grew rapidly until 1992, but has been severely burdened since that time by the effects of the European Union's ("EU") discriminatory banana import regime. Although the World Trade Organization has ruled that the EU's banana import regime violates numerous international trade obligations, the EU had not reformed the regime as of the end of 1999.

COMPENSATION OF VICE CHAIRMAN FOR 1999

     In March 1997, Keith E. Lindner, President and Chief Operating Officer of the Company since 1989, assumed the new position of Vice Chairman of the Board. In that role, he has devoted his time principally to strategic issues and initiatives, as well as the ongoing operations of the Company. In 1999, the Committee acceded to Mr. Lindner's request that his annual base salary be reduced to $50,000 and that he not be awarded a bonus or stock options for 1999. As indicated elsewhere in this Proxy Statement, Mr. Lindner has a substantial shareholder interest in the Company through his ownership position in AFG.

COMPENSATION OF OTHER EXECUTIVE OFFICERS FOR 1999

     Target bonuses for 1999 for the other Executive Officers named in the Summary Compensation Table ranged from 50% to 100% of base salary. Two of these officers did not receive bonuses for 1999 because their financial performance objectives were not met. The other two officers received bonuses of 92% and 109% of target, respectively, based on their overall performance relative to their objectives.

     The stock options granted to Executive Officers for 1999 performance were based on a number of factors specific to each individual, including: the stock option target award level; the individual's specific contributions during 1999 as well as long-term contributions to the Company; any increase or significant change in responsibilities; and the total number of shares covered by previous grants. Salary increases for Executive Officers in 1999 were also based on factors specific to each individual, including changes in responsibilities and long-term contributions to the Company.

     The Committee did not use compensation surveys when determining the 1999 bonus, stock option and restricted stock awards to Executive Officers, other than as background information.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code prohibits the Company from taking an income tax deduction for any compensation paid to any Executive Officer in excess of $1 million per year unless the compensation qualifies as performance-based pay.

     Compensation received from the exercise of stock options awarded under the Company's stock option plans qualifies as performance-based compensation and is fully deductible by the Company. While the Company's TCR Bonus Plan does not meet all of the requirements for deductibility, the non-deductible amount of compensation paid to the Executive Officers in 1999 was not substantial and did not result in incremental cost to the Company because of tax loss carryovers otherwise available to it.

     The Committee believes that it would not be in the best interests of the Company or its shareholders to change its TCR Bonus Plan to meet the 162(m) requirements for deductibility at this time because it believes the TCR Bonus Plan is an effective means of delivering performance-based pay and it is the same plan used to determine the compensation of most managers within the Company. Thus, the Committee will continue to use the current system of managing the compensation of Executive Officers in 2000, but will continue to study the future consequences of compliance with Section 162(m).

                                Compensation Committee:

                                     Jean Head Sisco
                                     William W. Verity
                                     Oliver W. Waddell

                      COMMON STOCK PERFORMANCE GRAPHS

     The performance graphs set forth below and on the next page compare Chiquita's cumulative shareholder returns over a 5-year and 15-year period, assuming $100 invested at December 31, 1994 and December 31, 1984, respectively, in Chiquita Common Stock, in the Standard & Poor's 500 Stock Index and in an industry group index of 15 other fruit and vegetable companies. The 15-year graph compares Chiquita's performance over the entire period since 1984, when the current management assumed responsibility for managing the company. The calculation of total shareholder return is based on the change in the price of the stock over the relevant period and assumes the reinvestment of all dividends. In addition, total return for the industry group index was weighted according to market capitalization of each company at the beginning of each period.

     The food industry group is composed of: The Albert Fisher Group PLC; Dean Foods Co.; Del Monte Royal Foods Ltd.; Del Monte Foods Company; Dole Food Co., Inc.; Fresh America Corporation; Fresh Del Monte Produce Inc.; Fyffes PLC; Geest PLC; Northland Cranberries, Inc.; Odwalla, Inc.; Perkins Foods; Seneca Foods Corporation; Sylvan Foods Holdings, Inc.; and Unimark Group, Inc. The Fresh Juice Company, Inc., Orange-Co., Inc. and United Foods, Inc. were removed from the industry group index because they ceased to be publicly traded companies in 1999. Del Monte Foods Company, a canning company which became publicly traded in 1999, was added to the industry group this year to provide further representation of the performance of companies with lines of business similar to those of Chiquita.

                       CUMULATIVE TOTAL RETURNS (1994-1999)
                      12/94  12/95  12/96  12/97  12/98  12/99
                      _____  _____  _____  _____  _____  _____
Chiquita               100    102     96    125     74     38
S&P 500                100    138    165    217    275    328
Fruit & Veg. Related   100    115    121    159    122     97

                                                 CUMULATIVE TOTAL RETURNS (1984-1999)
                      12/84 12/85 12/86 12/87 12/88 12/89 12/90 12/91 12/92 12/93 12/94 12/95 12/96 12/97 12/98 12/99
                      _____ _____ _____ _____ _____ _____ _____ _____ _____ _____ _____ _____ _____ _____ _____ _____
Chiquita               100   259   311   431   470   505   944  1,196  534   369   442   453   426   553    329   169
S&P 500                100   132   156   164   191   252   244    318  343   377   382   526   632   828  1,049 1,254
Fruit & Veg. Related   100   136   172   187   234   278   292    302  268   271   230   266   279   366    282   224

                              OTHER INFORMATION

CERTAIN TRANSACTIONS

     In 1999, Chiquita received approximately $250,000 from American Annuity Group, Inc. for use of Chiquita's cafeteria. AAG is a subsidiary of AFG.

     During 1999, Chiquita paid approximately $73,000 to The Cincinnatian Hotel for room rentals and use of meeting facilities. The Cincinnatian Hotel is owned by a subsidiary of AFG.

     During 1999, Chiquita paid approximately $73,000 to American Money Management Corporation for use of its corporate aircraft. American Money Management is a subsidiary of AFG.

     Chiquita believes the terms of the transactions described above were fair to Chiquita and were comparable to those that would apply to unrelated parties.

CHIQUITA'S INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as Chiquita's independent auditors for 1999. They also served as independent auditors for AFG and its subsidiaries. One or more representatives of Ernst &
Young LLP will attend the Annual Meeting. They will be given the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders. No auditor has yet been selected for the current year, since it is Chiquita's practice to select its independent auditors after the Annual Meeting.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     In order for shareholder proposals to be eligible for inclusion in Chiquita's Proxy Statement for the 2001 Annual Meeting of Shareholders, they must be received by the company before December 1, 2000. Any shareholder who intends to propose any other matter to be acted upon at the 2001 Annual Meeting must inform Chiquita of his or her intention to do so before February 13, 2001. If notice is not received by that date, then the persons named as proxies in Chiquita's Proxy Statement for the 2001 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any matter presented at the meeting without the matter being discussed in the Proxy Statement.

     Proposals and notices of other matters should be mailed to the attention of the Corporate Secretary of Chiquita at its executive offices in Cincinnati, Ohio, as set forth below.

REQUESTS FOR FORM 10-K EXHIBITS

     Chiquita's 1999 Annual Report to Shareholders has already been mailed to you and includes its 1999 Annual Report on Form 10-K. If you would like to receive copies of the exhibits to the 1999 Annual Report on Form 10-K that were filed with the Securities and Exchange Commission, we will send them to you. Please send your request to Vice President, Corporate Affairs at:

                  Chiquita Brands International, Inc.
                  Chiquita Center
                  250 East Fifth Street
                  Cincinnati, Ohio 45202

     All of Chiquita's reports filed with the Securities and Exchange Commission are also available on the internet in the SEC's EDGAR database at www.sec.gov.

                         By order of the Board of Directors,



                         Robert W. Olson
                         Senior Vice President, General Counsel
                           and Secretary

Cincinnati, Ohio
March 30, 2000

CHIQUITA BRANDS INTERNATIONAL, INC.

 ______________________________________________      _________________
| This Proxy can also be voted by Telephone at |    | Proxy Number:   |
| 1-877-298-0570 or 579-6707, M-F 8:00 am to   |    | PIN Number:     |
| 10:30 pm EST and Sat. 8:00 am to 4:30 pm     |     -----------------
| EST.  Telephone voting will close one hour   |
| before the start of the meeting.             |
 ----------------------------------------------

The undersigned hereby appoints STEVEN G. WARSHAW and ROBERT W. OLSON, or either of them, proxies of the undersigned, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of Common Stock, $.01 par value, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. to be held MAY 10, 2000 at 10:00 A.M, or any adjournment of such meeting.

The Board of Directors recommends a vote FOR the following:


1. Election of seven directors --------------------------------------

   Nominees
   ________

1 -- Carl H. Lindner       FOR AUTHORITY           WITHHOLD AUTHORITY
2 -- Keith E. Lindner      to elect the nominees   to vote for all
3 -- Fred J. Runk          listed (proxies will    nominees listed
4 -- Jean Head Sisco       vote for all nominees
5 -- William W. Verity     unless specifically
6 -- Oliver W. Waddell     identified below)
7 -- Steven G. Warshaw
                        PROPOSAL
                                   __                     __
                           1.     |  |                   |  |
                                  |  |                   |  |
                                   --                     --

                            Withhold authority to vote for individual nominee(s) by circling the corresponding nominee number(s)

                                  1   2   3   4   5   6   7

The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment of the meeting.

PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE
APPROPRIATE BOX(ES) ON THE VOTE CARD AT RIGHT. PLEASE SIGN, DATE, DETACH AND RETURN.

This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality, and to provide added shareholder convenience.

If you have any questions about voting your shares with this form, please call 1-800-368-3417 or (513) 579-2414.

____________________________________________________________________

IMPORTANT:  PLEASE SIGN EXACTLY AS NAME APPEARS ON THE REVERSE
INDICATING, WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. IN CASE OF JOINT HOLDERS, ALL SHOULD SIGN.

SIGNATURE:__________________________________________________________

SIGNATURE:__________________________________________________________
(IF HELD JOINTLY)

DATED:______________________________________________________________

                VOTE CARD - DETACH AND RETURN                        P
                                                                     R
             PROXY FOR ANNUAL MEETING TO BE HELD                     O
                 MAY 10, 2000 at 10:00 A.M.                          X
                                                                     Y

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

When properly signed, this proxy will be voted in the manner directed by the shareholder(s). A properly signed proxy that gives no direction will be voted FOR the election of all nominees for Director.

                                                      _____________
                              DETACH HERE             |SEE REVERSE|
                                                      |   SIDE    |
                                                      -------------

______________________________________

______________________________________

______________________________________
 ___
|   | If address shown is incorrect,
|   | please check this box and
 ---  insert the correct address above.

CHIQUITA BRANDS INTERNATIONAL, INC.
 ______________________________________________      _________________
| This Proxy can also be voted by Telephone at |    | Proxy Number:   |
| 1-877-298-0570 or 579-6707, M-F 8:00 am to   |    | PIN Number:     |
| 10:30 pm EST and Sat. 8:00 am to 4:30 pm     |     -----------------
| EST.  Telephone voting will close one hour   |
| before the start of the meeting.             |
 ----------------------------------------------

The undersigned hereby appoints STEVEN G. WARSHAW and ROBERT W. OLSON, or either of them, proxies of the undersigned, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of $2.50 Convertible Preference Stock, Series C, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. to be held MAY 10, 2000 at 10:00 A.M., or any adjournment of such meeting.

The Board of Directors recommends a vote FOR the following:


1. Election of seven directors -----------------------------

   Nominees
   ________

1 -- Carl H. Lindner       FOR AUTHORITY           WITHHOLD AUTHORITY
2 -- Keith E. Lindner      to elect the nominees   to vote for all
3 -- Fred J. Runk          listed (proxies will    nominees listed
4 -- Jean Head Sisco       vote for all nominees
5 -- William W. Verity     unless specifically
6 -- Oliver W. Waddell     identified below)
7 -- Steven G. Warshaw
                        PROPOSAL
                                   __                     __
                           1.     |  |                   |  |
                                  |  |                   |  |
                                   --                     --

                            Withhold authority to vote for individual nominee(s) by circling the corresponding nominee number(s)

                                  1   2   3   4   5   6   7

The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment of the meeting.

PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE
APPROPRIATE BOX(ES) ON THE VOTE CARD AT RIGHT. PLEASE SIGN, DATE, DETACH AND RETURN.

This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality, and to provide added shareholder convenience.

If you have any questions about voting your shares with this form, please call 1-800-368-3417 or (513) 579-2414.

____________________________________________________________________

IMPORTANT:  PLEASE SIGN EXACTLY AS NAME APPEARS ON THE REVERSE
INDICATING, WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. IN CASE OF JOINT HOLDERS, ALL SHOULD SIGN.

SIGNATURE:__________________________________________________________

SIGNATURE:__________________________________________________________
(IF HELD JOINTLY)

DATED:______________________________________________________________

                VOTE CARD - DETACH AND RETURN                        P
                                                                     R
             Proxy for Annual Meeting to be Held                     O
                 May 10, 2000 at 10:00 a.m.                          X
                                                                     Y
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

When properly signed, this proxy will be voted in the manner directed by the shareholder(s). A properly signed proxy that gives no direction will be voted FOR the election of all nominees for Director.

                                                      _____________
                              DETACH HERE             |SEE REVERSE|
                                                      |   SIDE    |
                                                      -------------

______________________________________

______________________________________

______________________________________
 ___
|   | If address shown is incorrect,
|   | please check this box and
 ---  insert the correct address above.